Exhibit 99.1

News Release

PartnerRe to Pursue Acquisition of the Remainder of PARIS RE Through a Merger Following the Purchase of 83% of PARIS RE’s Shares

PEMBROKE, Bermuda, September 28, 2009 -- PartnerRe Ltd. (NYSE:PRE) today announced that it has entered into definitive agreements amending the previously announced acquisition structure of PARIS RE Holdings Limited (Euronext:PRI), the French-listed, Swiss-based diversified reinsurer. By moving directly to a merger vote in lieu of an exchange offer, the amended structure is expected to expedite PartnerRe’s acquisition of PARIS RE, while keeping unchanged the consideration granted to PARIS RE shareholders.

As previously announced, PartnerRe has entered into agreements to acquire 77%, and previously acquired approximately 6%, of PARIS RE’s outstanding common shares. In these transactions, PartnerRe offered (subject to certain adjustments) the same exchange ratio of 0.30 PartnerRe common shares for each PARIS RE common share. The closing of the 77% block purchase is currently expected to occur in October 2009, subject to certain conditions, including the approval of certain insurance and competition regulatory authorities. All PartnerRe and PARIS RE shareholder approvals required in connection with the closing of the 77% block purchase have been obtained. As a result of the closing of the purchase of the 77% of PARIS RE’s outstanding common shares referred to above, PartnerRe will hold 83% of PARIS RE’s outstanding common shares.

Following the closing of the block purchase, PARIS RE has agreed to call a meeting of its shareholders to vote on a proposal to effect a merger, governed by Swiss law, of PARIS RE into a wholly-owned subsidiary of PartnerRe. Through such merger, PartnerRe would acquire the remainder of PARIS RE’s outstanding shares at the same 0.30 exchange ratio. PartnerRe expects that PARIS RE will provide its shareholders, together with the invitation for the shareholders’ meeting, a shareholders’ information letter detailing the revised acquisition structure and informing the PARIS RE shareholders of their right to inspect the merger documentation (including the merger agreement and a merger audit report) during the 30-day period prior to the meeting. The merger, when approved by the holders of at least 90% of all outstanding PARIS RE voting rights, is expected to become effective in December 2009.

PartnerRe intends to obtain a listing for its shares on the Euronext Paris stock exchange, which will be effective upon completion of the merger. PartnerRe will also seek to implement measures to enhance shareholders’ access to liquidity including through the New York Stock Exchange. Further details as to these measures will be provided in another press release to be issued before the meeting of PARIS RE’s shareholders to vote on the merger.

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

In the revised acquisition structure, the merger will no longer be preceded by a voluntary exchange offer. However, if (1) the affirmative vote of the holders of at least 90% of all outstanding PARIS RE voting rights in favor of the merger is not obtained at the shareholders’ meeting to be called by PARIS RE’s Board of Directors or at any adjournment or postponement thereof, or (2) the merger is not effective on or prior to January 31, 2010, the original transaction structure will be reinstated.

In the coming weeks, PartnerRe may enter into agreements to purchase additional PARIS RE shares or secure voting commitments from certain other shareholders of PARIS RE in connection with the merger vote. Such purchases will be disclosed in filings with the Securities and Exchange Commission and with the Autorité des marchés financiers (the French listing authority) as required.

Prior to the closing of the purchase of the 77% of PARIS RE common shares, the consideration payable in all stages of the transaction (including the initial purchases of 6%) remains subject to adjustment up or down if the parties’ relative tangible book values diverge significantly. In addition, the number of PartnerRe shares payable for each PARIS RE share in the merger will be appropriately adjusted upwards to account for any dividends declared on the PartnerRe common shares having a record date following the closing of such purchase and prior to the effective time of the merger.

As previously announced, PARIS RE intends to effect a capital distribution by way of a reduction of the nominal value of all PARIS RE’s shares of up to CHF 4.17 per PARIS RE common share (the Swiss franc equivalent of $3.85 as of July 7, 2009, the date on which PARIS RE fixed the U.S. dollar/Swiss franc currency exchange rate to be used for the share capital repayment) to all of its shareholders. This distribution, which has been approved by PARIS RE’s shareholders, remains subject to the obtaining of regulatory approvals. To the extent that the distribution is not paid prior to the closing of PartnerRe’s purchase of the 77% of PARIS RE’s outstanding common shares described above, it will be paid immediately prior to the merger, or earlier, if all conditions to the payment of the capital distribution have been satisfied and PartnerRe has entered into commitments ensuring that the requisite PARIS RE shareholder approval for the merger will be obtained.

The amended structure of the transaction does not change the companies’ stated approach to all renewals prior to July 1, 2010, for which PartnerRe and PARIS RE will renew their portfolios separately, and with the underwriting approach customary for each company.

PartnerRe is listed on the New York Stock Exchange (NYSE:PRE), and shareholders can obtain more information about PartnerRe from the documents it has filed with the SEC, which are available free of charge as described below.

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

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This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on PartnerRe’s and PARIS RE’s assumptions and expectations concerning future events and financial performance, in each case, as they relate to PartnerRe, PARIS RE or the combined company. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies and integrating new acquisitions, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with PartnerRe’s, PARIS RE’s or the combined company’s investment portfolio, changes in accounting policies, the risk that a condition to closing of the proposed transaction may not be satisfied, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, failure to consummate or delay in consummating the proposed transaction for other reasons, and other factors identified in PartnerRe’s filings with the United States Securities and Exchange Commission and in the documents PARIS RE files with the Autorité des marchés financiers (French securities regulator) and which are also available in English on PARIS RE’s web site (www.paris-re.com). In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Each of PartnerRe or PARIS RE disclaims any obligation to publicly update or revise any forward-looking information or statements.

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PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2008, total revenues were $4.0 billion. At June 30, 2009, total assets were $17.0 billion, total capital was $5.3 billion and total shareholders’ equity was $4.8 billion.

PartnerRe on the Internet: www.partnerre.com

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08